UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the New York & Company, Inc. (the “Company”) notice and proxy statement dated May 2, 2018, the Company held its Annual Meeting of Stockholders on June 12, 2018 (the “meeting”). Holders of 61,462,802 shares of the Company’s common stock were present in person or by proxy, representing approximately 95.9% of the Company’s 64,081,576 shares outstanding on the record date of April 20, 2018. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

Proposal 1 — Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Miki Racine Berardelli	53,998,057	766,500	6,698,245
David H. Edwab	54,030,357	734,200	6,698,245
James O. Egan	54,034,807	729,750	6,698,245
Lori H. Greeley	54,033,147	731,410	6,698,245
Christy Haubegger	54,033,147	731,410	6,698,245
John D. Howard	54,031,058	733,499	6,698,245
Grace Nichols	54,032,897	731,660	6,698,245
Arthur E. Reiner	54,029,108	735,449	6,698,245
Gregory J. Scott	53,978,137	786,420	6,698,245

Proposal 2 — To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,406,882	5,374	50,546	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 14, 2018	Name:	Sheamus Toal
	Title:	Executive Vice President and Chief Financial Officer